Exhibit 10(P)
                      AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF AUGUST 24, 1995

                                     BETWEEN

                                   TEAM, INC.
                                   AS BORROWER

                                       AND

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                    AS LENDER

                                       -1-

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01  TERMS DEFINED ABOVE...........................................  1
Section 1.02  CERTAIN DEFINED TERMS.........................................  1
Section 1.03  ACCOUNTING TERMS AND DETERMINATIONS........................... 16

                                   ARTICLE II

                                   COMMITMENTS

Section 2.01  LOANS AND LETTERS OF CREDIT................................... 16
Section 2.02  BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF CREDIT.. 17
Section 2.03  CHANGES OF REVOLVING CREDIT COMMITMENT........................ 19
Section 2.04  FEES.......................................................... 20
Section 2.05  LENDING OFFICES............................................... 20
Section 2.06  NOTES......................................................... 20
Section 2.07  PREPAYMENTS................................................... 21

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01  REPAYMENT OF LOANS............................................ 25
Section 3.02  INTEREST...................................................... 25

                                   ARTICLE IV

                          PAYMENTS; COMPUTATIONS; ETC.

Section 4.01  PAYMENTS...................................................... 26
Section 4.02  COMPUTATIONS.................................................. 27
Section 4.03  SET-OFF....................................................... 27
Section 4.04  TAXES......................................................... 27

                                    ARTICLE V

                    ADDITIONAL COSTS; CAPITAL ADEQUACY; ETC.

Section 5.01  ADDITIONAL COSTS.............................................. 29
Section 5.02  LIMITATION ON EURODOLLAR LOANS................................ 30
Section 5.03  ILLEGALITY.................................................... 31
Section 5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03...... 31
Section 5.05  COMPENSATION.................................................. 31

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

Section 6.01  INITIAL FUNDING............................................... 32
Section 6.02  INITIAL AND SUBSEQUENT LOANS.................................. 34
Section 6.03  CONDITIONS RELATING TO LETTERS OF CREDIT...................... 34
Section 6.04  POST CLOSING CONDITIONS....................................... 35
Section 6.05  AUDIT AND ASSET MANAGEMENT REVIEW............................. 35

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.01  CORPORATE EXISTENCE........................................... 35
Section 7.02  FINANCIAL CONDITION........................................... 35
Section 7.03  LITIGATION.................................................... 36
Section 7.04  NO BREACH..................................................... 36
Section 7.05  AUTHORITY..................................................... 36
Section 7.06  APPROVALS..................................................... 37
Section 7.07  USE OF LOANS.................................................. 37
Section 7.08  ERISA......................................................... 37
Section 7.09  TAXES......................................................... 37
Section 7.10  TITLES, ETC................................................... 37
Section 7.11  NO MATERIAL MISSTATEMENTS..................................... 38
Section 7.12  INVESTMENT COMPANY ACT........................................ 38
Section 7.13  PUBLIC UTILITY HOLDING COMPANY ACT............................ 38
Section 7.14  SUBSIDIARIES AND PARTNERSHIPS................................. 38
Section 7.15  LOCATION OF BUSINESS AND OFFICES.............................. 38
Section 7.16  DEFAULTS...................................................... 39
Section 7.17  ENVIRONMENTAL MATTERS......................................... 39
Section 7.18  COMPLIANCE WITH THE LAW....................................... 40

Section 7.19  INSURANCE..................................................... 40
Section 7.20  HEDGING AGREEMENTS............................................ 40
Section 7.21  RESTRICTION ON LIENS.......................................... 40
Section 7.22  MATERIAL AGREEMENTS........................................... 41

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

Section 8.01  FINANCIAL STATEMENTS AND OTHER REPORTS........................ 41
Section 8.02  LITIGATION.................................................... 43
Section 8.03  MAINTENANCE, ETC.............................................. 43
Section 8.04  ENVIRONMENTAL MATTERS......................................... 43
Section 8.05  FURTHER ASSURANCES............................................ 44
Section 8.06  PERFORMANCE OF OBLIGATIONS.................................... 44
Section 8.07  KEY MAN LIFE INSURANCE POLICY................................. 44
Section 8.08  CERTAIN SUBSIDIARIES.......................................... 45

                                   ARTICLE IX

                               NEGATIVE COVENANTS

Section 9.01  DEBT.......................................................... 45
Section 9.02  LIENS......................................................... 46
Section 9.03  INVESTMENTS, LOANS AND ADVANCES............................... 47
Section 9.04  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS...................... 48
Section 9.05  SALES AND LEASEBACKS.......................................... 48
Section 9.06  NATURE OF BUSINESS............................................ 48
Section 9.07  LIMITATION ON LEASES.......................................... 48
Section 9.08  MERGERS, ETC.................................................. 49
Section 9.09  PROCEEDS OF NOTES............................................. 49
Section 9.10  ERISA COMPLIANCE.............................................. 49
Section 9.11  SALE OR DISCOUNT OF RECEIVABLES............................... 49
Section 9.12  CAPITAL EXPENDITURES.......................................... 49
Section 9.13  CURRENT RATIO................................................. 50
Section 9.14  TANGIBLE NET WORTH............................................ 50
Section 9.15  FUNDED DEBT TO CASH FLOW...................................... 50
Section 9.16  FIXED CHARGE COVERAGE RATIO................................... 51
Section 9.17  INTEREST COVERAGE RATIO....................................... 51
Section 9.18  SALE OF PROPERTIES............................................ 51
Section 9.19  TRANSACTIONS WITH AFFILIATES.................................. 52
Section 9.20  SUBSIDIARIES AND PARTNERSHIPS................................. 52

Section 9.21  NEGATIVE PLEDGE AGREEMENTS.................................... 52
Section 9.22  TRANSFER OF ASSETS TO CERTAIN SUBSIDIARIES.................... 52
Section 9.23  EXCLUDED SUBSIDIARIES......................................... 52

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

Section 10.01  EVENTS OF DEFAULT............................................ 53
Section 10.02  REMEDIES..................................................... 55

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01  WAIVER....................................................... 56
Section 11.02  NOTICES...................................................... 56
Section 11.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC........................ 56
Section 11.04  AMENDMENTS, ETC.............................................. 59
Section 11.05  SUCCESSORS AND ASSIGNS....................................... 59
Section 11.06  ASSIGNMENTS AND PARTICIPATIONS............................... 59
Section 11.07  INVALIDITY................................................... 60
Section 11.08  COUNTERPARTS................................................. 61
Section 11.09  REFERENCES................................................... 61
Section 11.10  SURVIVAL..................................................... 61
Section 11.11  CAPTIONS..................................................... 61
Section 11.12  NO ORAL AGREEMENTS........................................... 61
Section 11.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.................... 61
Section 11.14  INTEREST..................................................... 63
Section 11.15  CONFIDENTIALITY.............................................. 64
Section 11.16  EFFECTIVENESS................................................ 64
Section 11.17  TAX REPRESENTATIONS.......................................... 64
Section 11.18  EXCULPATION PROVISIONS....................................... 66
Section 11.19  CONFLICTING PROVISIONS....................................... 66

Exhibit A-1    - Revolving Credit Note
Exhibit A-2    - Term Note
Exhibit B      - Form of Borrowing, Continuation and Conversion Request
Exhibit C      - Form of Compliance Certificate
Exhibit D      - (Intentionally Omitted)
Exhibit E      - List of Security Instruments
Exhibit F      - Guarantors

Schedule 7.03  - Litigation
Schedule 7.14  - Subsidiaries and Partnerships
Schedule 7.16  - Defaults
Schedule 7.19  - Insurance (Separately delivered to Lender)
Schedule 7.22  - Material Agreements
Schedule 9.01  - Debt
Schedule 9.02  - Liens
Schedule 9.03  - Investments, Loans and Advances

               AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 24, 1995, between TEAM, INC., a Texas corporation (the "BORROWER"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "LENDER").

                                 R E C I T A L S

        A. The Borrower and the Lender entered into that certain Credit Agreement dated as of April 7, 1994 (as amended and supplemented by First Amendment and Supplement to Credit Agreement and Term Note Modification Agreement dated as of February 28, 1995, the "1994 Credit Agreement" whereby, pursuant to the terms and conditions contained therein, the Lender agreed to provide certain loans to and extend certain credit on behalf of the Borrower.

        B. The Borrower and the Lender mutually desire to amend and restate the 1994 Credit Agreement in its entirety.

        C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree the 1994 Credit Agreement is hereby amended and restated in its entirety to read herein and as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

               Section 1.01 TERMS DEFINED ABOVE. As used in this Amended and Restated Credit Agreement, the terms "BORROWER," "LENDER" and "1994 CREDIT AGREEMENT" shall have the meanings indicated above.

               Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

               "ADDITIONAL COSTS" shall have the meaning assigned such term in
        Section 5.01(a).

               "AFFECTED LOANS" shall have the meaning assigned such term in
        Section 5.04.

               "AFFILIATE" of any person shall mean (a) any Person directly or indirectly controlled by, controlling or under common control with such first

        Person, (b) any director or officer of such first Person or of any Person referred to in clause (a) above and (c) if any Person in clause
        (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean any person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

               "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended or supplemented.

               "APPLICABLE LENDING OFFICE" shall mean for each Type of Loan, the lending office of the Lender (or an Affiliate of the Lender) designated for such Type of Loan on the signature pages hereof or such other offices of the Lender (or of an Affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such Type are to be made and maintained.

               "APPLICABLE MARGIN" shall mean (a) with respect to Eurodollar Loans (i) 3.25% per annum if the Borrower's ratio of Funded Debt to Cash Flow (for the previous twelve-month period) is equal to or greater than
        3.0 to 1.0 ("RANGE ONE"), (ii) 2.75% per annum if the Borrower's ratio of Funded Debt to Cash Flow (for the previous twelve-month period) is equal to or greater than 2.0 to 1.0 but less than 3.0 to 1.0 ("RANGE TWO"), (iii) 2.25% per annum if the Borrower's ratio of Funded Debt to Cash Flow (for the previous twelve-month period) is equal to or greater than 1.0 to 1.0 but less than 2.0 to 1.0 ("RANGE THREE"), and (iv) 1.75% per annum if the Borrower's ratio of Funded Debt to Cash Flow (for the previous twelve-month period) is less than 1.0 to 1.0 ("RANGE FOUR"); and (b) with respect to Base Rate Loans (i) .5% per annum for Range One, and (ii) zero percent (0%) per annum for Range Two, Range Three, and Range Four.

               "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Rate for such day plus 1/2 of 1%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

               "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

               "BORROWING BASE" shall mean at any time an amount equal to the sum of (i) 85% of Eligible Accounts, plus (ii) 40% of Eligible Inventory for the period from and after the Closing Date through August 31, 1996, and 25% of Eligible Inventory thereafter; PROVIDED, HOWEVER, Eligible Inventory shall never be permitted to exceed 50% of the Borrowing Base.

               "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in the State of Texas and if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "CASH FLOW" shall mean, for any period, earnings of the Borrower before interest, depreciation, amortization of goodwill, amortization of Debt and amortization of taxes, less cash taxes for such period.

               "CLOSING DATE" shall mean August 24, 1995.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               "COMMITMENT" shall mean the Lender's obligation to make Loans pursuant to Sections 2.01(a) and (c), and to issue, reissue, renew or extend Letters of Credit as provided in Section 2.01(b).

               "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP, but excluding the Excluded Subsidiaries.

               "DEBT" shall mean, for any Person the sum of the following (without duplication) (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments, (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money) arising in the ordinary course of business of such Person exclusive, however, of accrued expenses in accordance with ordinary trade terms, (d) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, contin gently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (e) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person which are or should be shown as liabilities, contingent or otherwise, on a consolidated balance sheet, (f) all Debt, directly or indirectly guaranteed by such Person (g) all obligations of such Person under Hedging Agreements, and
        (h) material obligations to deliver goods or services in consideration of advance payments.

               "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

               "DOLLARS" and "$" shall mean lawful money of the United States of America.

               "EFFECTIVE DATE" shall have the meaning assigned such term in
        Section 11.16.

               "ELIGIBLE ACCOUNTS" shall mean at any time an amount equal to the aggregate net invoice or ledger amount owing of each trade account receivable of the Borrower and any Subsidiary, for goods sold or leased or services rendered in the ordinary course of business, in which the Agent has a perfected, first priority security interest (subject only to Excepted Liens), after deducting (a) the amount of all such accounts owing by account debtors which have 20% or more of their accounts owing to the Borrower unpaid for 91 days or more after the date of original invoice, unless the account debtor in question is a 20% Rule Exception (the exclusion contained in this clause (a) being hereinafter called the "20% Rule"), (b) the amount on all such accounts which are owed by account debtors having their principal place of business in the United States that are unpaid for 91 days or more after the date of original invoice, (c) the amount on all such accounts which are owed by account debtors having their principal place of business outside of the United States that are (i) not backed by a letter of credit satisfactory to the Lender or otherwise not insured in a manner satisfactory to the Lender or (ii) unpaid for 121 days or more after the date of original invoice,
        (d) the amount of all trade and other discounts, returns, allowances, rebates, credits, concessions, unbilled amounts and adjustments to such accounts, (e) all contra accounts, setoffs subject to any setoff arrangement or agreement, defenses or counterclaims asserted by or available to the Persons obligated on such accounts, (f) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (g) all such accounts owed by account debtors which are insolvent or if Lender reasonably believes collectibility is in doubt, (h) all such accounts owing by officers or employees of the Borrower or by Subsidiaries or any other Person in which the Borrower may have an equity interest, and (i) all such accounts owing by a Governmental Authority which arise out of contracts between such Governmental Authority and the Borrower, unless the Lender is reasonably satisfied that the lender has a perfected lien in or valid assignment of such accounts.

               "ELIGIBLE INVENTORY" shall mean at any time all inventory of raw materials and finished goods then owned by the Borrower or any Subsidiary (less any reserve for obsolescence, any reserve for slow-moving inventory, or any other similar contra-account to inventory all of which shall be reasonably satisfactory to the Lender) and held for sale (other than on consignment) or disposition in the ordinary course of business, in which the Lender has a perfected, first priority security interest (subject only to Excepted Liens), valued at market price.

               "ENVIRONMENTAL LAWS" shall mean any and all Governmental Require ments pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environ mental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that
        (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, (b) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply, and (c) the terms "hazardous substance" and "solid waste" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

               "ERISA EVENT" shall mean (a) a "Reportable Event" described in
        Section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any plan.

               "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Eurodollar Rate" in this Section 1.02.

               "EVENT OF DEFAULT" shall have the meaning assigned such term in
        Section 10.01.

               "EXCESS CASH FLOW" shall mean net earnings of the Borrower before taxes, plus or minus non-cash items, less cash taxes, capital expenditures and principal payments.

               "EXCEPTED LIENS" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained, (b) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained in accordance with GAAP, (c) operator's, vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been maintained in accordance with GAAP, (d) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary, (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business, (f) Liens permitted by the Security Instru ments, (g) Liens existing on the date hereof and
        (1) filed of record in the real property records of each county in which the Borrower owns real property or (2) evidenced by financing statements filed in a jurisdiction in which the Borrower is doing business, and (h) Liens securing the deferred purchase price of Property, provided that the Debt secured is permitted to exist under Section 9.01.

               "EXCLUDED SUBSIDIARIES" shall mean each of (a) Portales 801, Inc., (b) Pensacola 801, Inc., (c) Ft. Bragg 801, Inc., (d) Ft. Stewart 801, Inc., (e) First American Capital Corporation, (f) First America Development Corporation, and (g) all Foreign Subsidiaries.

               "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with a member of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the

        Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions.

               "FINAL MATURITY DATE" shall mean, with respect to the Term Note, unless the Term Note is sooner prepaid pursuant to Section 2.07 hereof, June 30, 1998.

               "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower described or referred to in Section 7.02.

               "FIXED EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by the Lender to leading lenders in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lender for such Interest Period.

               "FIXED RATE" shall mean, with respect to any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the quotient of (i) the Fixed Eurodollar Rate for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

               "FOREIGN SUBSIDIARIES" shall mean all Subsidiaries of the Borrower organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

               "FUNDED DEBT" shall mean all interest bearing Debt.

               "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

               "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries and their Property or the Lender or any Applicable Lending Office.

               "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

               "GUARANTOR" shall mean, jointly and severally, each of the Subsidiaries listed on Exhibit F, but excluding the Excluded Subsidiaries but including all Subsidiaries created after the date hereof (not to include any Foreign Subsidiaries).

               "GUARANTY AGREEMENT" shall mean an agreement executed by each Guarantor in form and substance satisfactory to the Lender guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

               "HEDGING AGREEMENTS" shall mean any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction.

               "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

               "INDEBTEDNESS" shall mean any and all indebtedness, obligations (including reimbursement obligations) and liabilities owing or to be owing by the Borrower or any Subsidiary to the Lender in connection with the Notes or any Security Instrument, including this Agreement and the Letter of Credit

        Agreements, and any Hedging Agreement now or hereafter arising and all renewals, extensions, increases and/or rearrangements of any of the above.

               "INDEMNIFIED PARTIES" shall have the meaning assigned such term in Section 11.03(b).

               "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any governmental investigations or litigation), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

               "INITIAL FUNDING" shall mean the funding of the initial Loans pursuant to Section 6.01 hereof.

               "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Lender), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

               Notwithstanding the foregoing (a) no Interest Period may commence before and end after the Revolving Credit Termination Date, with respect to the Revolving Credit Note, or the Final Maturity Date, with respect to the Term Note, (b) no Interest Period for any Eurodollar Loan may end after the due date of any installment, if any, provided for in Section
        3.01 hereof to the extent that such Eurodollar Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due, (c) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
        Day), and (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

               "LC EXPOSURE" at any time shall mean the aggregate undrawn portion of the face amount of all uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed nor funded as a Loan pursuant to Section 2.09(c).

               "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements with the Lender, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Lender of the Letters of Credit, such agreements to be on the Lender's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Lender.

               "LETTERS OF CREDIT" shall mean the standby letters of credit with maturities of one year or less (which may incorporate automatic annual renewals with the consent of the Lender) issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

               "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

               "LOANS" shall mean the aggregate of all Revolving Credit Loans and the Term Loan as provided for by Section 2.01.

               "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect, on (a) the assets, liabilities, financial condition, business or operations of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any other Security Instrument, or (b) the ability of the

        Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or meet its obligations under the Notes, this Agreement or the other Security Instruments on a timely basis.

               "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean at any time an amount equal to the lesser of (i) $12,000,000, or (ii) the Borrowing Base as then in effect, as the same may be reduced pursuant to Section 2.03(b).

               "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Sec tion 3(37) or 4001(a)(3) of ERISA to which contributions have been made by the Borrower, any Subsidiary or any ERISA Affiliate and which is covered by Title IV of ERISA.

               "NET CASH PROCEEDS" shall mean an amount equal to the gross proceeds from any financing transaction or sale of assets or business unit, less any existing Debt secured by or otherwise directly owing in connection with such assets or business unit, less any income taxes due from Borrower in connection therewith, less all flotation costs associated with such transaction including, without limitation, all legal fees payable by Borrower, all underwriter's expenses and discounts, all fees of the Securities and Exchange Commission, all state securities laws administrators' fees, all accountants' fees and all printing costs.

               "NOTES" shall mean, collectively, the Revolving Credit Note and the Term Note, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof. "Note" shall mean either the Revolving Credit Note or the Term Note as the context requires.

               "OTHER TAXES" shall have the meaning assigned such term in
        Section 4.04(b).

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

               "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA

        Affiliate or (b) was at any time during the six calendar years preceding the Closing Date, sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

               "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate (provided that, if such amount in default is principal of a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% per annum above the interest rate for such Loan as provided in Section 3.02(b), but in no event to exceed the Highest Lawful Rate.

               "PRIME RATE" shall mean the rate of interest which the Lender determines from time to time as its prime commercial lending rate, and which is thereafter entered into the minutes of the Lender's Loan and Discount Committee. Such rate is set by the Lender as a general reference rate of interest, taking into account such factors as the Lender may deem appropriate, it being understood that many of the Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

               "PRINCIPAL OFFICE" shall mean the principal office of the Lender, presently located at 712 Main Street, Houston, Texas 77002.

               "PRIOR REVOLVING CREDIT NOTE" shall mean that certain promissory note dated April 7, 1994, in the face amount of $13,500,000 executed by the Borrower and payable to the order of the Lender as therein provided, which Prior Revolving Credit Note was issued by the Borrower under and pursuant to the 1994 Credit Agreement.

               "PRIOR TERM NOTE" shall mean that certain promissory note dated April 7, 1994, in the original principal amount of $11,500,000 executed by the Borrower and payable to the order of the Lender in installments and as therein provided, which Prior Term Note was issued by the Borrower under and pursuant to the 1994 Credit Agreement.

               "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

               "REGULATORY CHANGE" shall mean any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or written responses to requests applying to a class of lenders (including the Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

               "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Fixed Eurodollar Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Eurodollar Rate" in this Section 1.02, or (b) any category of extensions of credit or other assets which include a Eurodollar Loan.

               "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President or Treasurer of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or Treasurer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

               "REVOLVING CREDIT COMMITMENT" shall mean the obligation of the Lender to make Loans to the Borrower under Section 2.01(a), and to issue, reissue, renew or extend Letters of Credit pursuant to Section 2.01(b), up to the Maximum Revolving Credit Amount, as the same may be reduced pursuant to Section 2.03(b).

               "REVOLVING CREDIT LOANS" shall mean the revolving credit Loans made by the Lender to the Borrower pursuant to Section 2.01(a).

               "REVOLVING CREDIT NOTE" shall mean the promissory note of the Borrower provided for by Section 2.06(a).

               "REVOLVING CREDIT TERMINATION DATE" shall mean the date which is 24 months from the Closing Date.

               "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

               "SECURITY INSTRUMENTS" shall mean this Agreement, the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between the Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

               "SUBSIDIARY" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries, but excluding the Foreign Subsidiaries.

               "TAXES" shall have the meaning assigned such term in Section 4.04(a).

               "TERM LOAN" shall mean the term Loan made by the Lender to the Borrower pursuant to Section 2.01(c).

               "TERM NOTE" shall mean the promissory note of the Borrower provided for by Section 2.06(b).

               "20% RULE EXCEPTION" shall mean an account debtor nominated at any time by the Borrower in writing to the Lender to be an exception to the 20%

        Rule with regard to Eligible Accounts, and as to which the Lender can revoke the exception at any time in the event that a material adverse change occurs in the business, payment performance or financial condition of such account debtor, by written notice thereof to the Borrower which notice shall be effective immediately upon receipt thereof.

               "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

               "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of stock having by the terms thereof ordinary voting power to elect the board of directors of such corporation, other than directors' qualifying shares, are owned or controlled by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

               Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lender hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                   COMMITMENTS

                    Section 2.01 LOANS AND LETTERS OF CREDIT.

               (a) REVOLVING CREDIT LOANS. The Lender agrees, on the terms of this Agreement, to make Revolving Credit Loans to the Borrower during the period from and including the Closing Date to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Maximum Revolving Credit Amount as then in effect; PROVIDED, HOWEVER, that the aggregate principal amount of all such Revolving Credit Loans by the Lender hereunder at any one time outstanding together with the LC Exposure shall not exceed the Maximum Revolving Credit Amount. Subject to the terms of this Agreement, during the period from and including the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a). Revolving Credit Loans shall be evidenced by the Revolving Credit Note described in Section 2.06(a) hereof.

               (b) LETTERS OF CREDIT. During the period from and including the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Lender agrees to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the Maximum Revolving Credit Amount, as then in effect, minus the aggregate principal amount of all Revolving Credit Loans then outstanding or (ii) $2,000,000.

               (c) TERM LOAN. The Lender agrees, on the terms of this Agreement, to make a Term Loan to the Borrower on the Closing Date in the amount of $3,950,000, which shall amortize as set forth in the Term Note described in
Section 2.06(b) hereof.

               (d) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that no more than four (4) Eurodollar Loans may be outstanding at any time.

               Section 2.02 BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF CREDIT.

               (a) BORROWINGS. The Borrower shall give the Lender advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

               (b) MINIMUM AMOUNTS. All Base Rate Loan borrowings shall be in amounts of at least $100,000 or any whole multiple of $100,000 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof.

               (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Lender in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Lender not later than 11:00 a.m. Houston, Texas time at least one Business Day prior to the date of such Base Rate borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice except in the case of gross negligence or wilful misconduct by the Lender.

               (d) CONTINUATION OPTIONS. Subject to the provisions made in this
Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Lender of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

               (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Lender of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Lender of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof, and (ii) no Default shall have occurred and be continuing. If no Default shall have occurred and be continuing, each Base Rate Loan may be converted into a Eurodollar Loan.

               (f) ADVANCES. Not later than 11:00 a.m. Houston, Texas time on the date specified for each borrowing hereunder, the Lender shall make available the amount of the Loan to be made on such date in immediately available funds, for the account of the Borrower. The amount shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by transferring the same, in immediately available funds, to an account of the Borrower, designated by the Borrower and maintained with the Lender at the Principal Office.

               (g) LETTERS OF CREDIT. The Borrower shall give the Lender advance notice to be received by the Lender not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof and such other information as the Lender may reasonably request all of which shall be reasonably

                                       18

satisfactory to the Lender. Notwithstanding the foregoing, no request for renewal or extension of a Letter of Credit need be delivered to the Lender in the case of a Letter of Credit issued by Lender which provides by its terms for automatic renewal or extension; nonetheless, Borrower shall (upon request to Borrower for same from Lender) supply Lender with such a request, but same shall not be a condition to the automatic renewal or extension. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Lender shall issue such Letter of Credit to the beneficiary thereof.

               In conjunction with the issuance of each Letter of Credit, the Borrower, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower and the Lender hereby agree that the provisions of this Agreement shall govern.

               The Lender will send to the Borrower, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

               Section 2.03 CHANGES OF REVOLVING CREDIT COMMITMENT.

               (a) The Revolving Credit Commitment shall at all times be equal to the lesser of (i) the Maximum Revolving Credit Amount after adjustments resulting from reductions pursuant to Section 2.03(b) hereof, or (ii) the Borrowing Base as determined from time to time.

               (b) The Borrower shall have the right to reduce the amount of the Revolving Credit Commitment at any time or from time to time upon not less than three (3) Business Days' prior written notice to the Lender of each such reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Lender. No amount in respect of which notice of reduction of the Revolving Credit Commitment has been given pursuant to this
Section 2.03(b) shall thereafter be advanced pursuant to Section 2.01(a).

               (c) The Borrower shall have the right to terminate the Revolving Credit Commitment at any time upon not less than three (3) Business Days' prior written notice to the Lender. The Revolving Credit Commitment once terminated may not be reinstated and the Lender shall have no further obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a), or issue, reissue, renew or extend Letters of Credit pursuant to Section 2.01(b).

               Section 2.04 FEES.

               (a) The Borrower shall pay to the Lender a commitment fee on the daily average unused amount of the Revolving Credit Commitment for the period from and including the Closing Date up to but excluding the earlier of the date the Revolving Credit Commitment is terminated or the Revolving Credit Termination Date, at a rate per annum equal to .375%. The average unused amount of the Revolving Credit Commitment shall be determined at any date by subtracting from the Revolving Credit Commitment at such date the sum of the then outstanding principal balance of the Revolving Credit Loans plus the LC Exposure at such date. Accrued commitment fees shall be payable on the last day of each calendar month from and after the Closing Date and on the earlier of the date the Revolving Credit Commitment is terminated or the Revolving Credit Termination Date.

               (b) The Borrower agrees to pay the Lender commissions for issuing Letters of Credit (calculated separately for each Letter of Credit) at the rate of 1-1/2% per annum of the daily average of the undrawn portion existing from time to time under such Letter of Credit, provided that each Letter of Credit shall bear a minimum commission of $1,000 and that each Letter of Credit shall be deemed to be outstanding up to the full undrawn amount of the Letter of Credit until the Lender has received the cancelled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Lender or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the Borrower. Such commissions are payable in advance at issuance of the Letter of Credit.

               (c) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $1,000 to the Lender.

               (d) Upon each drawing upon any Letter of Credit, the Borrower shall pay to the Lender a negotiation fee of $1,000; provided that such fee shall not be a condition to any drawing.

               (e) The Borrower agrees to pay the Lender a one-time facility fee equal to $100,000. Such fee is due and payable on the Closing Date.

               Section 2.05 LENDING OFFICES. The Loans of each Type shall be made and maintained at the Lender's Applicable Lending Office for Loans of such Type.

               Section 2.06 NOTES.

               (a) REVOLVING CREDIT NOTE. The Loans to be made by the Lender to the Borrower pursuant to Section 2.01(a) shall be evidenced by the Revolving Credit Note, being that certain promissory note of the Borrower dated the Closing Date, in the face amount of the Maximum Revolving Credit Amount, payable to the order of the Lender as therein provided and otherwise being substantially in the form of Exhibit A-1 hereto. The Revolving Credit Note represents a renewal, extension, rearrangement and modification of the Prior Revolving Credit Note.

               (b) TERM NOTE. The Loans to be made by the Lender to the Borrower pursuant to Subsection 2.01(c) shall be evidenced by the Term Note, being that certain promissory note of the Borrower dated the Closing Date, in the original principal amount of $3,950,000, payable to the order of the Lender in twelve
(12) consecutive quarterly installments commencing on September 30, 1995, the first and second of which being in the amount of $250,000 each, the third and fourth of which being in the amount of $325,000 each, the fifth through and including the eleventh of which being in the amount of $350,000 each, and the twelfth and final installment in the amount of the unpaid principal balance then owing thereunder being due and payable on the Final Maturity Date. The Term Note shall otherwise be in substantially the form of Exhibit A-2 hereto. The Term Note represents a renewal, extension, rearrangement and modification of the Prior Term Note.

               The date, amount, Type, interest rate and Interest Period of each Loan and all payments made on account of the principal thereof, shall be recorded by the Lender on its books for the Note, and, prior to any transfer, endorsed by the Lender on the schedule attached to such Note or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

               Section 2.07 PREPAYMENTS.

               (a) VOLUNTARY PREPAYMENTS. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day prior notice to the Lender, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $250,000 or the remaining principal balance outstanding on the Note being prepaid) and shall be irrevocable and effective only upon receipt by the Lender, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may not prepay any Eurodollar Loans prior to the end of an Interest Period (provided that this sentence shall not affect the Borrower's obligation to prepay Loans pursuant to Sections 2.07(b) or (c) or
Section 10.01 hereof).

               (b) MANDATORY PREPAYMENTS.

               (i) If, after giving effect to any reduction of the Revolving Credit Commitment pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Revolving Credit Loans plus the LC Exposure exceeds the Revolving Credit Commitment, the Borrower shall (A) either
        (x) prepay the Revolving Credit Loans on the date of such reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment or (y) deliver to Lender a letter of credit for the benefit of Lender (or other collateral reasonably satisfactory to the Lender), in form, substance and amount (and from an issuing bank) reasonably satisfactory to Lender, and (B) if any excess remains after prepaying all of the Revolving Credit Loans or providing one or more letters of credit, pay to the Lender an amount equal to the excess to be held as cash collateral as provided in Section 2.09(b) hereof.

               (ii) If at any time the Borrowing Base is less than the aggregate outstanding principal amount of the Revolving Credit Loans made pursuant to Section 2.01(a) plus the LC Exposure, then the Borrower shall immediately upon receipt of written notice from the Lender thereof: (A) prepay such Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment and (B) if a Borrowing Base deficiency remains after prepaying all of the Revolving Credit Loans because of LC Exposure, either pay to the Lender an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in
        Section 2.09(b) hereof, or deliver to Lender a letter of credit for the benefit of Lender (or other collateral reasonably satisfactory to the Lender) in form, substance and amount (and from an issuing Bank) all reasonably satisfactory to the Lender.

               (iii) The following proceeds received by the Borrower or any Subsidiary shall be delivered to the Lender for application towards principal reductions on the Term Note:

                      (A) 100% of the Net Cash Proceeds from the sale of the
               Excluded Subsidiaries (not including the Foreign Subsidiaries); provided, however, the Borrower or such Subsidiary, as applicable, shall be entitled to keep the first $1,000,000 of all Net Cash Proceeds received by it from the sale of Portales 801, Inc., Pensacola 801, Inc., Ft. Bragg 801, Inc. and Ft. Stewart 801, Inc. and, thereafter, 50% of all such Net Cash Proceeds in excess of $1,000,000 shall be delivered by the Borrower or such Subsidiary, as applicable, to the Lender; and

                      (B) Until all amounts owing under the Term Note are paid
               in full, 100% of Net Cash Proceeds received by the Borrower or any Subsidiary from (x) any insurance, condemnation and/or similar awards, unless such insurance, condemnation or similar awards are to be used by Borrower or such Subsidiary, as applicable, to rebuild, repair or replace the property that was the subject of such award, in which event the Lender shall, to the extent received by Lender, cooperate with Borrower or such Subsidiary, as applicable, in and effect the disbursement of such insurance, condemnation or other similar awards for such purposes, and (y) any asset sales not made in the ordinary course of business (excluding the Excluded Subsidiaries).

               Such proceeds shall be delivered to the Lender within three (3) Business Day after the Borrower's receipt of same.


               (c) PREPAYMENTS GENERALLY. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayment made on the Revolving Credit Note during the Revolving Credit Period may be reborrowed subject to the then effective Revolving Credit Commitment. Any prepayments made on the Term Note shall be applied to installments on the Term Note to which the prepayment is applied in the inverse order of maturity.

               Section 2.08 ASSUMPTION OF RISKS. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Lender (except in the case of willful misconduct, gross negligence or bad faith on the part of the Lender or any of its employees) nor its correspondents shall be responsible for (a) the validity or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged, (b) errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code, (c) errors in translation or for errors in interpretation of technical terms, (d) the validity of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or (e) for any other consequences arising from causes beyond the Lender's control or the control of its correspondents. In addition, the Lender shall not be responsible for any error, neglect, or default of any of its correspondents; and none of the above shall affect, impair or prevent the vesting of the Lender's or its rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Lender may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein, provided that the Lender believes such certificates or other documents to be genuine and to have been signed or sent by the proper person or persons. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Lender or by any correspondent for the Lender in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Lender or its correspondents under any resulting liability to the Borrower.

               Section 2.09 OBLIGATION TO REIMBURSE AND TO PREPAY.

               (a) If a disbursement by the Lender is made under any Letter of Credit, the Borrower shall pay to the Lender within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Lender under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.09 or under other provisions of the Letter of Credit) together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower, and (ii) the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement and each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments, (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments, (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction, (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever, (v) payment by the Lender under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

               Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Lender, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Lender of any payment made by the Lender in connection with such gross negligence or willful misconduct, or (ii) in cases where the Lender makes payment to the named beneficiary of a Letter of Credit in accordance with the terms of the Letter of Credit.

               (b) In the event of the maturity of the Revolving Credit Note by acceleration, an amount equal to the LC Exposure shall be deemed to be forthwith due and owing by the Borrower to the Lender as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Lender or any other Person for any reason whatsoever. Such payments shall be held by the Lender as cash collateral securing the LC Exposure. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Lender agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

               (c) The Lender shall have the right (but not the obligation) to make advances under the Revolving Credit Note to fund any disbursement by the Lender under any Letter of Credit. Each such advance shall be made as a Base Rate Loan.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

               Section 3.01 REPAYMENT OF LOANS. The Borrower will pay to the Lender, the principal payments required by this Section 3.01.

               (a) REVOLVING CREDIT NOTE. On the Revolving Credit Termination Date the Borrower shall repay the aggregate principal amount of the Revolving Credit Note.

               (b) TERM NOTE. The Term Note shall be payable in twelve (12) consecutive quarterly installments, the first and second of which being in the amount of $250,000 each, the third and fourth of which being in the amount of $325,000 each, the fifth through and including the eleventh of which being in the amount of $350,000 each, and the twelfth and final installment being in the amount of the balance of principal then due on the Term Note. The first such installment is due and payable on September 30, 1995, and the remaining installments are due and payable in consecutive order on the last day of each succeeding December, March, June and September thereafter, with the final installment being due and payable on the Final Maturity Date.

               Section 3.02 INTEREST. The Borrower will pay to the Lender interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

               (a) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

               (b) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan, and (to the fullest extent permitted by law) except as otherwise expressly set forth herein, on any other amount payable by the Borrower hereunder or under the Notes which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

        Accrued interest on Base Rate Loans shall be payable on the last day of each September, December, March and June, commencing on September 30, 1995, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

        Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall notify the Borrower thereof. Each determination by the Lender of an interest rate or fee hereunder shall, except in cases of manifest error, be presumed to be correct.

                                   ARTICLE IV

                          PAYMENTS; COMPUTATIONS; ETC.

               Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letters of Credit shall be made in Dollars, in immediately available funds, to the Lender at such account as the Lender shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim; provided, all such defenses and counterclaims may be reserved.

Each payment received by the Lender under this Agreement or the Notes shall be paid promptly to the Lender, in immediately available funds. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment of any principal of or interest on any borrowing to the Lender, the Borrower shall notify the Lender of the Loans to which such payment shall apply. In the absence of such notice the Lender may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

               Section 4.02 COMPUTATIONS. Interest on Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

               Section 4.03 SET-OFF. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim the Lender may otherwise have, the Lender shall have the right and be entitled, at its option after the occurrence of an Event of Default and so long as same shall be continuing, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to the Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that Lender's failure to give such notice shall not affect the validity thereof.

               Section 4.04 TAXES.

               (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto resulting from a Regulatory Change, EXCLUDING, taxes imposed or based on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Lender, is a citizen or resident or in which the Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Lender is organized, or
(iii) any jurisdiction (or political subdivision thereof) in which the Lender does business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.04) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

               (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies other than excluded taxes as aforesaid, that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Security Instrument (hereinafter referred to as "OTHER TAXES").

               (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY THE LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.04) PAID BY THE LENDER AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WERE NOT CORRECTLY OR LEGALLY ASSERTED AND THE LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILFUL MISCONDUCT PROVIDED, THAT BORROWER'S INDEMNITY HEREUNDER DOES NOT EXTEND TO OR COVER ANY TAXES EITHER IMPOSED OR BASED UPON LENDER'S INCOME OR CONSTITUTING FRANCHISE OR SIMILAR TAXES. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE THE LENDER MAKES WRITTEN DEMAND THEREFOR. IF THE LENDER RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH IT HAS RECEIVED PAYMENT FROM THE BORROWER HEREUNDER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO PAYMENT DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN 30 DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF THE LENDER, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO THE LENDER IN THE EVENT THE LENDER IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                                    ARTICLE V

                    ADDITIONAL COSTS; CAPITAL ADEQUACY; ETC.

               Section 5.01 ADDITIONAL COSTS.

               (a) EURODOLLAR REGULATIONS, ETC. The Borrower shall pay directly to Lender from time to time such amounts as the Lender may determine in good faith to be necessary to compensate the Lender for any material costs (which, solely for purposes of this Article V, are costs in excess of $5,000.00) which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue any Letters of Credit hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or any Note in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed or based in whole or in part on the overall net income of the Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which the Lender has its Principal Office or Applicable Lending Office), or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender (including any of such Eurodollar Loans or any deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 hereof), or the Commitment or the Eurodollar interbank market, or (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities) or the Commitment. The Lender will notify the Borrower of any event occurring after the Closing Date which will entitle it to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines in good faith to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation. If the Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to the Lender, suspend the obligation of the Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

               (b) REGULATORY CHANGE. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change, the Eurodollar interbank market or the Lender's position in such market, the Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender which includes Eurodollar Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

               (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to the Lender from time to time on request such material amounts as the Lender may reasonably determine to be necessary to compensate it or its parent or holding company for any costs which are attributable to the maintenance by it or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of the Commitment, any Note, the Loans or any interest held by it in any Letter of Credit (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which the Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement). The Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

               (d) COMPENSATION PROCEDURE. If Lender notifies the Borrower in writing of the incurrence of additional costs under this Section 5.01, such notice to the Borrower shall set forth the basis and amount of its request for compensation. Determinations and allocations by the Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate the Lender under this Section 5.01, shall be presumed correct for all purposes and shall be evidenced by a certificate from Lender setting forth the relevant calculations, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within twenty (20) Business Days of the receipt by the Borrower of the notice described in this Section 5.01(d).

               Section 5.02 LIMITATION ON EURODOLLAR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Eurodollar Rate for any Interest Period:

               (a) the Lender determines in good faith (which determination shall be presumed correct absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

               (b) the Lender determines in good faith (which determination shall be presumed correct absent manifest error) that the relevant rates of interest referred to in the definition of "Fixed Eurodollar Rate" in
        Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lender of making or maintaining Eurodollar Loans;

then the Lender shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional Eurodollar Loans.

               Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make Eurodollar Loans shall be suspended until such time as the Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

               Section 5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND
5.03. If the obligation of the Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans which would otherwise be made by the Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section
5.03 has occurred and the Lender so requests by notice to the Borrower, all Affected Loans then outstanding shall be automatically converted into Base Rate Loans on the date specified by the Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to the Affected Loans shall be applied instead to Base Rate Loans. Any conversion of a Eurodollar Loan into a Base Rate Loan, to the extent required pursuant to this Section 5.04, shall be made without any penalty or charge to Borrower, as if such conversion had been made on the last day of the Interest Period applicable to such Eurodollar Loan.

               Section 5.05 COMPENSATION. The Borrower shall pay to the Lender within thirty (30) days of receipt of written request of Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which the Lender determines are attributable to:

               (a) any payment, prepayment or conversion of a Eurodollar Loan properly made by the Borrower for any reason, or by Lender as a result of the acceleration of the Loans pursuant to Section 10.01, on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in
        Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount the Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Lender).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

               Section 6.01 INITIAL FUNDING.

               The obligation of the Lender to make the Initial Funding and to issue any Letters of Credit hereunder is subject to its receipt by the Lender of all fees payable pursuant to Section 2.04 on or before the Closing Date or otherwise under this Agreement and the following documents and satisfaction of the other conditions provided in this Sec tion 6.01, each of which shall be satisfactory to the Lender in form and substance:

               (a) (i) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor or other Subsidiary party to any of the Security Instruments setting forth (A) resolutions of its board of directors with respect to the authorization of the Borrower, such Guarantor and such other Subsidiary to execute and deliver this Agreement, the Note and the Security Instruments to which it is a party and to enter into the transactions contemplated in those documents, (B) the officers of the Borrower, such Guarantor and such other Subsidiary (x) who are authorized to sign this Agreement, the Note and the Security Instruments to which Borrower, such Guarantor and such other Subsidiary is a party, and (y) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplat ed hereby, (C) specimen signatures of the authorized officers, and (D) the articles or certificate of incorporation and bylaws of the Borrower, such Guarantor and such other Subsidiary, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

               (b) Certificates of the Secretary of State of Texas with respect to the existence, qualification and good standing of the Borrower and Guarantors.

               (c) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

               (d) The Notes, each duly completed and executed.

               (e) The Security Instruments described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary.

               (f) An opinion of the General Counsel of the Borrower and the Guarantors dated as of the Closing Date as to such matters as Lender shall reasonably request, reasonably satisfactory to Lender. Lender has received the legal opinion of Fulbright & Jaworski L.L.P. dated April 8, 1994, rendered in connection with the 1994 Credit Agreement.

               (g) A certificate of hazard insurance coverage of the Borrower evidencing that the Borrower is carrying hazard insurance in accordance with Section 7.19 hereof together with a schedule describing all other insurance carried in accordance with Section 7.19 hereof.

               (h) The Lender shall have received the Financial Statements of the Borrower described or referred to in Section 7.02.

               (i) An initial borrowing base report, which shall contain supporting schedules and being otherwise in substantially the form of Exhibit G attached hereto.

               (j) Such other documents as the Lender or its counsel may reasonably request.

               Section 6.02 INITIAL AND SUBSEQUENT LOANS. The obligation of the Lender to issue Letters of Credit and to make Loans to the Borrower upon the occasion of each borrowing hereunder (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto (a) no Default shall have occurred and be continuing, (b) no Material Adverse Effect shall have occurred, and (c) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true in all material respects on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date and following such new borrowing, except as such representations and warranties are modified to give effect to transactions expressly permitted hereby and except for such representations and warranties as are by their express terms limited to a specific date. Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Lender prior to the date of and immediately following such borrowing as of the date thereof) except there shall be no such certification for such representations and warranties as are by their express terms limited to a specific date.

               Section 6.03 CONDITIONS RELATING TO LETTERS OF CREDIT. In addition to the satisfaction of all other conditions precedent set forth in this
Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

               (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit (except for such Letters of Credit as contain a provision for automatic renewal or extension thereof without any further act or documentation by Lender) the Lender shall have received a written request for a Letter of Credit; provided, however, with respect to Letters of Credit which are automatically renewed or extended, Borrower shall still furnish Lender with a written request for same following Lender's request for same but such request shall not be a condition to such automatically renewed or extended Letter of Credit.

               (b) Each of the Letters of Credit shall (i) be issued by the Lender, (ii) contain such terms and provisions as are reasonably required by the Lender, (iii) be for the account of the Borrower, and
        (iv) have a maturity of one year or less (which may incorporate automatic annual renewals with consent of the Lender), but in no event shall any Letter of Credit expire later than one (1) year after the Revolving Credit Termination Date.

               (c) The Borrower shall have duly and validly executed and delivered to the Lender a Letter of Credit Agreement pertaining to the Letter of Credit.

               Section 6.04 POST CLOSING CONDITIONS. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, Borrower shall deliver to Lender no later than 30 days after the Closing Date, certificates of the appropriate state agencies (other than the Secretary of State of Texas) with respect to the existence, qualification and good standing of the Borrower and the Guarantors.

               Section 6.05 AUDIT AND ASSET MANAGEMENT REVIEW. In addition to all other conditions precedent set forth in this Article VI, the Lender will engage its Audit and Asset Management Group to review the financial systems, controls and working capital assets of the Borrower. The Borrower agrees to pay all out-of-pocket expenses (excluding overhead allocations) reasonably incurred by the Lender in connection with such review.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lender that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing as provided in
Section 6.02):

               Section 7.01 CORPORATE EXISTENCE. Each of the Borrower and each Subsidiary (except the Foreign Subsidiaries) (a) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

               Section 7.02 FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at May 31, 1995 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for the fiscal year ended on said date, the related notes, with the opinion thereon of Deloitte & Touche heretofore furnished to the Lender and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at February 28, 1995 and their related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for the six-month period ended on such date heretofore furnished to the Lender, are complete and correct and fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the results of its operations for the fiscal year and the six-month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). The Borrower and the Subsidiaries, taken as a whole, do not have as of the Closing Date any material Debt, contingent liability or material long-term obligation not otherwise set forth in such financial statements or in filings made with the SEC pursuant to and required by the Securities Exchange Act of 1934 (the "1934 Act") as amended and all such filings have been furnished to the Lender except for the Certificates of Participation described on Schedule 9.01, which are hereby represented to be nonrecourse liabilities. Since May 31, 1995, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

               Section 7.03 LITIGATION. Except as disclosed in filings on Form 10-K or 10-Q made with the SEC (with copies of same delivered to Lender) or disclosed on Schedule 7.03 attached hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, except for any effect on any quarterly income statement.

               Section 7.04 NO BREACH. Neither the execution and delivery of this Agreement, the Notes or the other Security Instruments, nor compliance with the terms and provisions hereof will conflict with or result in a breach of or default of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, the breach, default or violation of which could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Security Instruments.

               Section 7.05 AUTHORITY. The Borrower and each Consolidated Subsidiary have all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes or the other Security Instruments to which it is a party; and the execution, delivery and performance by the Borrower and each Consolidated Subsidiary of this Agreement, the Notes or the other Security Instruments to which it is a party, have been duly authorized by all necessary corporate action on its part; and assuming the enforceability thereof against the Lender, this Agreement, the Notes and the Security

Instruments constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer and other similar laws and judicial decisions relating to the enforcement of creditors' rights generally, and by general principles of equity.

               Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Consolidated Subsidiary of this Agreement, the Notes or the Security Instruments or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

               Section 7.07 USE OF LOANS. The proceeds of the Loans shall be used (a) to renew, extend, rearrange and modify the Prior Revolving Credit Note and the Prior Term Note, as applicable, (b) for ongoing working capital, and (c) for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any Note or any of the Security Instruments, including this Agreement, to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the SEC or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

               Section 7.08 ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to, nor at any time in the six-year period preceding the Closing Date has sponsored, maintained or contributed to, any Multiemployer Plan.

               Section 7.09 TAXES. Each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and to the Borrower's knowledge, all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no material claim is being asserted with respect to any such tax.

               Section 7.10 TITLES, ETC.

               (a) The Borrower and its Consolidated Subsidiaries have good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02.

               (b) All leases and agreements necessary in all material respects for the conduct of the business of the Borrower and its Consolidated Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would adversely affect in any material respect the conduct of the business of the Borrower and its Consolidated Subsidiaries, taken as a whole.

               (c) The rights, properties and other assets presently owned, leased or licensed by the Borrower and its Consolidated Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Consolidated Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

               (d) Substantially all of the assets and Properties of the Borrower and its Consolidated Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

               Section 7.11 NO MATERIAL MISSTATEMENTS. As of the date delivered, no written information, exhibit, certificate, document or report furnished to the Lender by the Borrower or any Subsidiary pursuant to this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole.

               Section 7.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               Section 7.14 SUBSIDIARIES AND PARTNERSHIPS. Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries and has no interest in any formally organized and documented partnerships with assets exceeding $250,000.

               Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive office are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Consolidated Subsidiary are located at the addresses stated on
Schedule 7.14.

               Section 7.16 DEFAULTS. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect except as disclosed on Schedule 7.16 attached hereto. No Default hereunder has occurred and is continuing.

               Section 7.17 ENVIRONMENTAL MATTERS. Except as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

               (a) To Borrower's knowledge, neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

               (b) Without limitation of clause (a) above, the operations currently conducted by Borrower or its Subsidiaries on the Property are not subject to any existing, pending or, to Borrower's knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

               (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower or any Subsidiary, including without limitation past (but only to the extent of Borrower's knowledge with respect to "past" activities) or present treatment, storage, disposal or release of a hazardous substance into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

               (d) To Borrower's knowledge, all hazardous substances generated at any and all Property of the Borrower or any Subsidiary have (to the extent required by applicable law) in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law;

               (e) To Borrower's knowledge, no hazardous substances have been disposed of or otherwise released on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws;

               (f) To Borrower's knowledge and except as previously disclosed in filings with the Securities and Exchange Commission, neither the Borrower nor any Subsidiary has any contingent liability in connection with any release of any oil or hazardous substance into the environment.

Notwithstanding the foregoing or anything else to the contrary contained in this Agreement or elsewhere, all of Borrower's representations and warranties under this Section 7.17 with respect to or in connection with the Property of First American Capital Corporation and its Subsidiaries are made only as of June 1, 1992 and only as to Borrower's knowledge and are not to be deemed repeated after the Closing Date.

               Section 7.18 COMPLIANCE WITH THE LAW. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

               Section 7.19 INSURANCE. Schedule 7.19 attached hereto contains an accurate summary of all material hazard and general liability insurance owned or held by the Borrower and each Consolidated Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Consolidated Subsidiary is a party; are valid, outstanding policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies of comparable size engaged in the same or a similar business for the assets and operations of the Borrower and each Consolidated Subsidiary; and will not in any way be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

               Section 7.20 HEDGING AGREEMENTS. As of the Closing Date, neither Borrower nor any Consolidated Subsidiary has entered into any Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities).

               Section 7.21 RESTRICTION ON LIENS. Neither the Borrower nor any of its Consolidated Subsidiaries is a party to any court order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

               Section 7.22 MATERIAL AGREEMENTS. The agreements set forth on
Schedule 7.22, together with the agreements set forth in Borrower's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1995, constitute all agreements which are considered by the Borrower to be material to the Borrower and its Subsidiaries on a consolidated basis.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

               Section 8.01 FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower shall deliver, or shall cause to be delivered, to the Lender:

               (a) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholders' equity, and cash flow of the Borrower and its Subsidiaries for such fiscal year, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing which opinion shall state to the effect that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" exception. In addition, within said 95 days, Borrower shall also deliver to the Lender consolidating statements of income and consolidating balance sheets of the Borrower and its Subsidiaries for such fiscal year.

               (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and the related consolidated balance sheets as at the end of such period, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments and notes). In addition, within said 45 days, Borrower shall also deliver to the Lender consolidating statements of income and consolidating balance sheets of the Borrower and its Subsidiaries for such fiscal quarters.

               (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

               (d) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report (other than reports on Form 11-K or any successor form) and any effective registration statement, or final prospectus (other than registration statements on Form S-8 or any successor form, or reports on Forms 3, 4 and 5) in respect thereof filed by the Borrower with the SEC or any successor agency or (except for routine listing applications) with any national securities exchanges, except for reports filed with any such exchange but not available for public inspection.

               (e) As soon as available and in any event within 30 days after the end of each calendar month, a borrowing base report, which shall contain supporting schedules and being otherwise in substantially the form of Exhibit G attached hereto.

               (f) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Lender may reasonably request.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.13, 9.14, 9.15, 9.16 and 9.17 as of the end of the respective fiscal quarter or fiscal year.

               Section 8.02 LITIGATION. The Borrower shall promptly give to the Lender notice of all legal or arbitral proceedings, and all proceedings before any governmental authority affecting the Borrower or any Subsidiary, except proceedings which do not pose a material risk of having a Material Adverse Effect. In addition, the Borrower will, and will cause each of its Consolidated Subsidiaries to, promptly notify Lender of any judgment affecting the Property of the Borrower or any Subsidiary if the value of such judgment shall exceed $500,000 over amounts covered by insurance.

               Section 8.03 MAINTENANCE, ETC.

               (a) The Borrower shall and shall cause each Consolidated Subsidiary to (i) preserve and maintain its corporate existence and all of its material rights, privileges and franchises, except that the foregoing shall not prohibit or limit (A) any merger or consolidation permitted under Section 9.08 hereof or (B) the dissolution or sale of any Subsidiaries other than Team Environmental Services, Inc. (ii) keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, (iii) comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect, (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, (v) upon reasonable notice and at reasonable times, permit authorized representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records (provided, however, Lender shall be bound by all copyright laws and all confidentiality agreements (disclosed to Lender by Borrower) in same manner and to the same extent as Borrower), to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender, (vi) and keep insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons.

               (b) The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements the breach or violation of which could reasonably be expected to have a Material Adverse Effect.

               Section 8.04 ENVIRONMENTAL MATTERS.

               (a) The Borrower will and will cause each Consolidated Subsidiary to establish and implement policies and procedures as may be necessary to reasonably assure that (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, except for such violations as could not reasonably be expected to have a Material Adverse Effect, (ii) no oil or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, except for such violations as could not reasonably be expected to have a Material Adverse Effect, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, except for such violations as could not reasonably be expected to have a Material Adverse Effect, and (iv) no oil or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment except for such violations as could not reasonably be expected to have a Material Adverse Effect.

               (b) The Borrower will promptly notify the Lender in writing if it has been contacted by any Governmental Authority with respect to any investigation or inquiry by any Governmental Authority (as to which Borrower has received written notice) in connection with any Environmental Laws, excluding routine testing and corrective action.

               Section 8.05 FURTHER ASSURANCES. The Borrower will and will cause each Consolidated Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will and will cause each Consolidated Subsidiary to promptly execute and deliver to the Lender upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Consolidated Subsidiary in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

               Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Consolidated Subsidiary to do and perform every act and discharge all of the obligations provided to be performed and discharged by the them under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

               Section 8.07 KEY MAN LIFE INSURANCE POLICY. The Borrower shall pay all premiums and otherwise do all things necessary to maintain and keep in full force and effect a separate key man life insurance policy on H. Wesley Hall in the amount of $2,000,000 and same shall remain assigned to the Lender pursuant to the Assignment of Key Man Life

Insurance Policy referred to on Exhibit E, until such time as the Lender reassigns said $2,000,000 policy to the Borrower.

               Section 8.08 CERTAIN SUBSIDIARIES. If, within 90 days from and after the Closing Date, Texas Lite and Barricade, Inc. (formerly Universal Texas Lite and Barricade, Inc.), USA Water Consulting Services, Inc. (formerly Water Company of America) and USA Concrete Restoration Services, Inc. (formerly Epoxy Design Systems, Inc.) are not merged out of existence or dissolved, the Borrower will cause each such Subsidiary to execute and deliver to the Lender a Guaranty Agreement in form and substance satisfactory to the Lender guaranteeing, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time, and such other Security Instruments as the Lender may reasonably request.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Lender:

               Section 9.01 DEBT. Neither the Borrower nor any Consolidated Subsidiary will incur, create, assume or suffer to exist any Debt, except:

               (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

               (b) Debt of the Borrower or its Consolidated Subsidiaries existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

               (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

               (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $1,000,000;

               (e) Debt of the Borrower and its Subsidiaries under Hedging Agreements with the Lender or otherwise approved by the Lender;

               (f) Funded Debt of the Foreign Subsidiaries not to exceed $500,000 in the aggregate at any one time outstanding;

               (g) Debt incurred for capital expenditures permitted under
        Section 9.12 hereof, subject to the limitations therein, for the purchase of (in respective amounts no greater than the purchase price of) capital assets;

               (h) liabilities for taxes, assessments, governmental charges or levies which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under GAAP have been established therefor;

               (i) (i) Debt owed by any Subsidiary to Borrower or to any other Subsidiary as of the Closing Date, (ii) Debt incurred thereafter by any Consolidated Subsidiary and owed to any other Consolidated Subsidiary or to Borrower and (iii) Debt owed by Borrower to any Consolidated Subsidiary thereof;

               (j) Guaranties by the Borrower of (A) Debt of Consolidated Subsidiaries otherwise permitted hereby, and (B) payment obligations of the Consolidated Subsidiaries (but not for borrowed money);

               (k) Debt of Borrower and its Consolidated Subsidiaries (in addition to Debt otherwise permitted under this Section 9.01) which does not exceed in aggregate $500,000 at any one time outstanding prior to payment in full of the Term Loan and $2,500,000 at any one time outstanding after payment in full of the Term Loan but only if no Default has occurred hereunder and is continuing; and

               (l) Debt which is a permitted investment under Section 9.03 hereof.

               Section 9.02 LIENS. Neither the Borrower nor any Consolidated Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

               (a) Liens securing the payment of any Indebtedness;

               (b) Excepted Liens;

               (c) Liens securing leases allowed under Section 9.01(d) but only on the Property under lease;

               (d) Liens disclosed on Schedule 9.02; and

               (e) Liens securing Debt incurred for capital expenditures permitted under Section 9.12 hereof, upon capital assets for which such Debt was incurred which shall not exceed $1,000,000 at any time outstanding.

               Section 9.03 INVESTMENTS, LOANS AND ADVANCES. Neither the Borrower nor any Consolidated Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

               (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lender in Schedule 9.03 or in any filing with the SEC by the Company on Form 10-K or Form 10-Q, effected prior to the date hereof (copies of which were delivered to Lender), but not any increases thereto and not any reinvestment, reloan or readvance thereof once same are reduced;

               (b) accounts receivable arising in the ordinary course of business;

               (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

               (d) commercial paper maturing within one year from the date of creation thereof rated in the second highest grade or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

               (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, the Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of the Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

               (f) deposits in money market funds investing exclusively in investments described in Section 9.03(d), 9.03(e) or 9.03(c);

               (g) loans, advances and investments by the Borrower to or in its Consolidated Subsidiaries, and by Consolidated Subsidiaries to one another or to the Borrower;

               (h) investments in eurodollars not in excess of $1,000,000 in the aggregate, placed through any bank with capital of not less than $100,000,000;

               (i) investments in partnerships and joint ventures permitted to be formed under Section 9.21 hereof;

               (j) additional investments and advances made by the Borrower after date hereof in its Excluded Subsidiaries, not to exceed at any one time outstanding $2,200,000 in the aggregate (but not to include any investment greater than $1,700,000 in the Excluded Subsidiaries (excluding Foreign Subsidiaries) and $500,000 in Foreign Subsidiaries); and

               (k) other investments, loans or advances (in addition to those otherwise permitted under this Section 9.03) not to exceed $500,000 in the aggregate at any time (but not to include any investment in Excluded Subsidiaries).

               Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except that Borrower (i) may purchase, redeem or otherwise acquire for value its capital stock now or hereafter outstanding provided that expenditures therefor do not exceed $100,000 in any one fiscal year of Borrower and (ii) may purchase, redeem or acquire capital stock of the Borrower or its Subsidiaries for distribution by an employee benefit plan of Borrower or its Subsidiaries so long as such purchase is expensed on the income statement of Borrower (or applicable Subsidiary) in accordance with GAAP.

               Section 9.05 SALES AND LEASEBACKS. Neither the Borrower nor any Consolidated Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Consolidated Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Consolidated Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Consolidated Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

               Section 9.06 NATURE OF BUSINESS. Neither the Borrower nor any Consolidated Subsidiary will allow any material change to be made in the character of the business of the Borrower and its Consolidated Subsidiaries, taken as a whole, on the Closing Date.

               Section 9.07 LIMITATION ON LEASES. Neither the Borrower nor any Consolidated Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Consolidated Subsidiaries pursuant to such leases or lease agreements to exceed $2,250,000 in the aggregate in any period of twelve consecutive calendar months.

               Section 9.08 MERGERS, ETC. Neither the Borrower nor any Consolidated Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided however, that (A) any Subsidiary of the Borrower may merge with or into Borrower or any Consolidated Subsidiary (i) so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation, and (ii) so long as in any merger or consolidation involving a Consolidated Subsidiary, one of the Consolidated Subsidiaries shall be the surviving or continuing corporation, (B) the Borrower may consolidate or merge with any other corporation if (i) the Borrower is the survivor of such consolidation or merger, and (ii) at the time of such consolidation or merger and after giving effect thereto no Event of Default shall have occurred and be continuing and (C) any Consolidated Subsidiary may sell, lease or otherwise dispose of all or any part of its assets to the Borrower or any Consolidated Subsidiary.

               Section 9.09 PROCEEDS OF NOTES. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by
Section 7.07.

               Section 9.10 ERISA COMPLIANCE. The Borrower will not, and will not permit any Subsidiary to, at any time create any Multiemployer Plan without first informing the Lender at least thirty (30) days advance written notice and without causing this Agreement to be amended to incorporate typical provisions regarding ERISA representations, covenants and compliance.

               Section 9.11 SALE OR DISCOUNT OF RECEIVABLES. Neither the Borrower nor any Consolidated Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable, provided however, that the foregoing shall not restrict Borrower's and its Consolidated Subsidiaries' ability to compromise and otherwise reduce (a) doubtful or disputed accounts with account debtors in the ordinary course of business in order to minimize losses on bona fide accounts previously contracted for, and
(b) intercompany accounts without limitation so long as such discounts in all cases are accounted for under GAAP.

               Section 9.12 CAPITAL EXPENDITURES. Beginning August 31, 1995, and for each three-month period thereafter ending on November 30, 1995, February 28, 1996, May 31, 1996, and August 31, 1996, respectively, the Borrower will not make any capital expenditures if, after giving effect thereto, the aggregate of such expenditures for the previous twelve-month period would exceed $1,500,000. Beginning September 1, 1996, and for each three-month period thereafter ending on November 30, February 28, May 31 and August 31, respectively, the Borrower will not make any capital expenditures if, after giving effect thereto, the aggregate amount of such expenditures for the previous twelve-month period would exceed $2,000,000.

               Section 9.13 CURRENT RATIO. The Borrower will not permit the ratio of (i) consolidated current assets less prepaid expenses to (ii) consolidated current liabilities of the Borrower and its Consolidated Subsidiaries, determined on the last day of each three-month fiscal quarter of the Borrower, to be less than 1.25 to 1.0 for the period from and after the Closing Date through August 31, 1996, and 1.50 to 1.0 thereafter.

               Section 9.14 TANGIBLE NET WORTH. The Borrower will not permit the tangible net worth of the Borrower and its Subsidiaries to be less than $13,500,000, which amount shall increase each fiscal quarter beginning with the fiscal quarter ended August 31, 1995 by an amount equal to fifty percent (50%) of the net earnings of the Borrower and its Subsidiaries for such quarter (but shall not decrease for any net losses). As used in this Section 9.14, "TANGIBLE NET WORTH" means the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, and retained earnings less treasury stock (if any), less good will, cost in excess of the fair value of net assets acquired and all other assets as are properly classified as intangible assets.

               Section 9.15 FUNDED DEBT TO CASH FLOW.

               (a) For the fiscal quarter ending August 31, 1995 the Borrower will not permit the ratio of (i) Funded Debt to (ii) Cash Flow (for the previous twelve-month period) for the Borrower and its Consolidated Subsidiaries to be greater than 3.50 to 1.0.

               (b) For each of the fiscal quarters ending November 30, 1995 and February 28, 1996, the Borrower will not permit the ratio of (i) Funded Debt to
(ii) Cash Flow (for the previous twelve-month period) for the Borrower and its Consolidated Subsidiaries to be greater than 3.25 to 1.0.

               (c) For each of the fiscal quarters ending May 31, 1996, August 31, 1996, and November 30, 1996, the Borrower will not permit the ratio of (i) Funded Debt to (ii) Cash Flow (for the previous twelve-month period) for the Borrower and its Consolidated Subsidiaries to be greater than 3.00 to 1.0.

               (d) For each of the fiscal quarters ending February 28, 1997 and May 31, 1997, the Borrower will not permit the ratio of (i) Funded Debt to (ii) Cash Flow (for the previous twelve-month period) for the Borrower and its Consolidated Subsidiaries to be greater than 2.75 to 1.0.

               (e) Beginning with the fiscal quarter ending August 31, 1997 and for each fiscal quarter thereafter the Borrower will not permit the ratio of (i) Funded Debt to (ii) Cash Flow (for the previous twelve-month period) to be less than 2.50 to 1.0.

               Section 9.16 FIXED CHARGE COVERAGE RATIO.

               (a) For the four fiscal-quarter period ending August 31, 1996 the Borrower will not permit the ratio of (i) Cash Flow (for the previous twelve-month period) to (ii) cash payments made for mandatory payments of "current maturities of term debt" (as defined in accordance with GAAP) and interest plus capital expenditures plus dividends for the Borrower and its Consolidated Subsidiaries (for the previous twelve-month period) to be less than
1.0 to 1.0.

               (b) For the four fiscal-quarter period ending August 31, 1997 the Borrower will not permit the ratio of (i) Cash Flow (for the previous twelve-month period) to (ii) cash payments made for mandatory payments of "current maturities of term debt" (as defined in accordance with GAAP) and interest plus capital expenditures plus dividends for the Borrower and its Consolidated Subsidiaries (for the previous twelve-month period) to be less than
1.1 to 1.0.

               (c) For the four fiscal-quarter period ending August 31, 1998 the Borrower will not permit the ratio of (i) Cash Flow (for the previous twelve-month period) to (ii) cash payments made for mandatory payments of "current maturities of term debt" (as defined in accordance with GAAP) and interest plus capital expenditures plus dividends of the Borrower and its Consolidated Subsidiaries (for the previous twelve-month period) to be less than
1.2 to 1.0.

               Section 9.17 INTEREST COVERAGE RATIO.

               (a) For the four fiscal-quarter period ending August 31, 1996 the Borrower will not permit the ratio of (i) Cash Flow (for the previous twelve-month period) to (ii) cash interest payments made by the Borrower and its Consolidated Subsidiaries (for the previous twelve-month period) to be less than
3.0 to 1.0.

               (b) Beginning with the four fiscal-quarter period ending August 31, 1997 and for each four fiscal-quarter period thereafter the Borrower will not permit the ratio of (i) Cash Flow (for the previous twelve-month period) to
(ii) cash interest payments made by the Borrower and its Consolidated Subsidiaries (for the previous twelve-month period) to be less than 3.5 to 1.0.

               Section 9.18 SALE OF PROPERTIES. The Borrower will not sell, assign, farm-out, convey or otherwise transfer any Property or any interest in any Property except the sale of Property in the ordinary course of business for which the Borrower has given the Lender at least thirty (30) days prior written notice of the proposed transfer and which shall not exceed $250,000 in the aggregate in any fiscal year; provided however, that, following consent of the Lender (which shall not be unreasonably withheld), Borrower may sell, assign or transfer its interest in any or all of the Subsidiaries which are not Consolidated Subsidiaries at any time and upon such terms as Borrower may elect.

               Section 9.19 TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any Consolidated Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided that Consolidated Subsidiaries may enter into any transaction, including without limitation any purchase, sale, lease or exchange of Property or the rendering of any service or the making of any loan, with Borrower or any Consolidated Subsidiary on such terms as such parties may choose, so long as such transaction is not otherwise prohibited under any other provision of this Agreement.

               Section 9.20 SUBSIDIARIES AND PARTNERSHIPS. The Borrower shall not create any additional Subsidiaries or partnerships unless Borrower shall first give five (5) Business Days' prior written notice to Lender of Borrower's intention to create a new Subsidiary or form a new partnership or formal, written joint venture and such new Subsidiary shall immediately guarantee the Indebtedness.

               Section 9.21 NEGATIVE PLEDGE AGREEMENTS. After the Closing Date, neither the Borrower nor any Consolidated Subsidiary will create, incur, assume any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Consolidated Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith, except restrictions against granting, conveying, creating or imposing any Lien on any Property which is the subject of any capital lease or purchase money security interest or Lien pursuant to Sections 9.02(b), (c), (d) and (e).

               Section 9.22 TRANSFER OF ASSETS TO CERTAIN SUBSIDIARIES. The Borrower will not transfer, or permit any Subsidiary to transfer any asset to Texas Lite and Barricade, Inc., USA Water Consulting Services, Inc. or USA Concrete Restoration Services, Inc., nor will the Borrower permit any material assets to exist in any such Subsidiary.

               Section 9.23 EXCLUDED SUBSIDIARIES. The Borrower will not permit any of the Excluded Subsidiaries to enter into any transaction or otherwise take or refrain from taking any action which could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries on a consolidated basis.

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

               Section 10.01 EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

               (a) The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, of any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default shall continue unremedied for a period of 3 Business Days; or

               (b) The Borrower or any Consolidated Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $100,000 or more (so long as such payment default is as a result of the Borrowers or applicable Consolidated Subsidiary's refusal or inability to pay), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

               (c) Any material representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to the Lender pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

               (d) The Borrower or any Subsidiary which is party to a Security Instrument shall default in the performance of any of its obligations under this Agreement or under any Security Instrument (other than the payment of principal or interest due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower or appropriate Subsidiary by the Lender; or

               (e) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (f) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

               (g) A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

               (h) A judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court against the Borrower or any Consolidated Subsidiary and the same shall not be covered by insurance and shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Consolidated Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

               (i) An event or condition specified in Section 9.10 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower, any Subsidiary or any ERISA Affiliate shall incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Consolidated Subsidiaries, taken as a whole; or

               (j) The Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Borrower shall so state in writing; or

               (k) H. Wesley Hall ceases to hold a senior managerial position with the Borrower; or

               (l) Any Consolidated Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e),
        (f), (g) or (h) hereof.

               Section 10.02 REMEDIES.

               (a) In the case of an Event of Default other than ones referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Lender may, by notice to the Borrower, cancel the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Commitment shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

               (c) All proceeds received after maturity of any Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on such Note; third to fees; fourth to principal outstanding on such Note; fifth to serve as cash collateral to be held by the Lender to secure the LC Exposure; and, to the extent of any excess to be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI

                                  MISCELLANEOUS

               Section 11.01 WAIVER. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Notes or any Security Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Notes or any Security Instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               Section 11.02 NOTICES. All notices and other communications provided for herein and in the other Security Instruments (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Security Instruments) shall be given or made by telex, telecopy, telegraph, cable, courier or U.S. Mail or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the other Security Instruments or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Security Instruments, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

               Section 11.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC. The Borrower agrees:

               (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement, the Notes and the other Security Instruments and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Lender, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel for the Lender and in the case of enforcement for the Lender); and promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any Security Instrument;

               (B) TO INDEMNIFY THE LENDER AND EACH OF ITS AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, THE NOTE AND THE OTHER SECURITY INSTRUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN THIS AGREEMENT OR THE OTHER SECURITY INSTRUMENTS,
        (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT (EXCEPT TO THE EXTENT THE LENDER BREACHED ITS OBLIGATIONS WITH RESPECT TO SUCH LETTER OF CREDIT), OR (VII) ANY ASSERTION THAT THE LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, OR (VIII) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTE AND THE SECURITY INSTRUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS OF THE LENDER'S SHAREHOLDERS AGAINST THE LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

               (C) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NONCOMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY,
        (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE

        PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER SECURITY INSTRUMENT, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 11.03 (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

               (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 11.03.

               (e) In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

               (F) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

               (g) The Borrower's obligations under this Section 11.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

               (h) The Borrower shall pay any amounts due under this Section
        11.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

               Section 11.04 AMENDMENTS, ETC. Any provision of this Agreement or any other Security Instruments may be amended, modified or waived with the Borrower's and the Lender's prior written consent.

               Section 11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               Section 11.06 ASSIGNMENTS AND PARTICIPATIONS.

               (a) The Borrower may not assign its rights or obligations hereunder or under the Note or any Letters of Credit without the prior consent of the Lender.

               (b) The Lender may (i) assign to Chemical Bank without the prior written consent of the Borrower, or (ii) upon the prior written consent of the Borrower (which consent shall not be unreasonably withheld) assign to one or more other assignees, all or a portion of its rights and obligations under this Agreement. Any assignment will become effective upon the execution and delivery of the assignment to the Borrower. Upon receipt and acceptance of such executed assignment, the Borrower, will execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this
Section 11.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.04, 5.01, 5.05 and
11.03 shall not be affected). Anything contained in this Section 11.06 notwithstanding, Lender shall not sell or assign interests in the Loans, this Agreement or the Letters of Credit issued pursuant hereto unless (i) such interests are in the amount of at least $10,000,000, and integer multiples of $1,000,000 in excess thereof, and (ii) Lender retains legal and beneficial interests of at least 51% of the credit facilities provided hereunder.

               (c) The Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this Section 11.06(c) to any Person, PROVIDED that: (i) the Lender shall remain the "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Security Instrument except to the extent such amendment or waiver would (x) extend the Revolving Credit Termination Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitment or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitment or Loans or Letters of Credit in which such participant is participating; (iii) the Lender shall retain, and shall not sell participations in, interests in 51% of the credit facilities provided hereunder, (iv) each participation sold herein shall be in the amount of $10,000,000 or integer multiples of $1,000,000 in excess thereof, and (v) participants shall only be commercial banks with aggregate assets for each such bank in excess of $100,000,000 in assets. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation, PROVIDED that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 11.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 11.15.

               (d) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 11.15 hereof.

               (e) Notwithstanding anything in this Section 11.06 to the contrary, the Lender may assign and pledge the Notes, or any one of them, to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the Lender from its obligations hereunder.

               (f) Notwithstanding any other provisions of this Section 11.06, no transfer or assignment of the interests or obligations of the Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

               Section 11.07 INVALIDITY. In the event that any one or more of the provisions contained in the Note, this Agreement, the Letters of Credit, the Letter of Credit Agreements or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Security Instrument.

               Section 11.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               Section 11.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

               Section 11.10 SURVIVAL. The obligations of the parties under
Section 4.04, Article V, and Sections 11.03 and 11.15 shall survive the repayment of the Loans and the termination of the Commitment for a period of five (5) years from and after the repayment of the Loans and the termination of the Commitment. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Lender's Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Lender to effect such reinstatement.

               Section 11.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpreta tion of any provision of this Agreement.

               Section 11.12 NO ORAL AGREEMENTS. THE NOTE, THIS AGREEMENT AND THE SECURITY INSTRUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN AGREEMENT, THE NOTE AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               Section 11.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

               (a) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER SECURITY INSTRUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO
THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

               (c) THE BORROWER HEREBY CONFIRMS THAT ITS PREVIOUSLY HAS IRREVOCABLY DESIGNATED C.T. CORPORATION LOCATED AT 811 DALLAS, HOUSTON, TEXAS 77002, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER SECURITY INSTRUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY
(30) DAYS AFTER SUCH MAILING.

               (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

               (e) EACH OF THE BORROWER AND THE LENDER HEREBY (A) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY PUNITIVE DAMAGES; (B) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER SECURITY INSTRUMENTS AND THE TRANSACTIONS

CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.13.

               Section 11.14 INTEREST. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any Note, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for the Notes, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under the Notes, this Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 11.14, and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 11.14.

               Section 11.15 CONFIDENTIALITY. In the event that the Borrower provides to the Lender written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Lender shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Lender breaching its obligation of confidence to the Borrower, (iii) are previously known by the Lender from some source other than the Borrower, (iv) are hereafter developed by the Lender without using the Borrower's information,
(v) are hereafter obtained by or available to the Lender from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to persons regulating the activities of the Lender, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding, two (2) Business Days after notice of such proceeding is delivered to Borrower. Further, the Lender may disclose any such information to any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Lender arising by contract, agreement, statute or law except as expressly stated in this Section 11.15.

               Section 11.16 EFFECTIVENESS. This Agreement shall be effective on the Closing Date (the "EFFECTIVE DATE").

               Section 11.17 TAX REPRESENTATIONS.

               (a) Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or
(ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. If Lender is not a corporation organized under the laws of the United States of America or any state thereof, it agrees to provide to the Borrower on the Closing Date, or on the date of its delivery of the assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM 4224 CERTIFICATION") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM 1001 CERTIFICATION"). In addition, Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Borrower a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Lender also agrees to deliver to the Borrower such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, PROVIDED that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. If Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 11.17, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower of such fact. If Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower has received a Form 1001 Certification or Form 4224 Certification satisfactory to it indicating that all payments to be made to the Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Borrower as a result of its reliance on any such form or certificate which Lender has provided to it pursuant to this Section 11.17.

               (b) For any period with respect to which Lender has failed to provide the Borrower with the form required pursuant to Section 11.17, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), the Lender shall not be entitled to indemnification under Section
4.04 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; PROVIDED, HOWEVER, that should Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such taxes.

               (c) If the Lender claims any additional amounts payable pursuant to this Section 11.17, it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in its sole determination, be otherwise disadvantageous to the Lender.

WITH RESPECT TO TEXAS LAW:

               Section 11.18 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

        Section 11.19 CONFLICTING PROVISIONS. In the event of any conflict between the terms, conditions or provisions of this Agreement and those contained in any other Security Instruments, those contained in this Agreement shall prevail, govern and control.

               The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                                   TEAM, INC.

                                            By: /s/ JOHN M. SLACK
                                            Name: John M. Slack
                                            Title: Vice President and C.F.O.

                                            Address for Notices:

                                            1001 Fannin, Suite 4656
                                            Houston, Texas 77002

LENDER:                                     TEXAS COMMERCE BANK
                                            NATIONAL ASSOCIATION

                                            By: /s/ C.D. KARGES
                                            Name: C.D. Karges
                                            Title: Senior Vice President

                                  EXHIBIT A-1

                              REVOLVING CREDIT NOTE
                                 (RENEWAL NOTE)

$12,000,000.00                                                  August 24, 1995

        FOR VALUE RECEIVED, TEAM, INC., a Texas corporation (the "Borrower"), hereby promises to pay on or before the Revolving Credit Termination Date to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "LENDER") at its Principal Office at 712 Main Street, Houston, Texas 77002, the principal sum of TWELVE MILLION AND NO/100 Dollars ($12,000,000.00), or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

        The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the scheduleS attached hereto or any continuation thereof.

        This Note is the Revolving Credit Note referred to in the Amended and Restated Credit Agreement of even date herewith between the Borrower and the Lender and evidences Revolving Credit Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

        This Note represents a renewal, extension, rearrangement and modification of the Prior Revolving Credit Note.

        This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

                                      -A1-

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

                                            TEAM, INC.

                                            By: /s/ JOHN M. SLACK
                                            Name: John M. Slack
                                            Title: Vice President and C.F.O.

                                       A-2

                                   EXHIBIT A-2

                                    TERM NOTE
                                 (RENEWAL NOTE)

$3,950,000.00                                                   August 24, 1995

       FOR VALUE RECEIVED, TEAM, INC., a Texas corporation (the "BORROWER"), hereby promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "LENDER"), at its Principal Office at 712 Main Street, Houston, Texas 77002, the principal sum of THREE MILLION NINE HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($3,950,000.00), in lawful money of the United States of America and in immediately available funds, in installments, as herein provided, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

       The principal on this Note is due and payable in twelve (12) consecutive quarterly installments, the first and second of which being in the amount of $250,000 each, the third and fourth of which being in the amount of $325,000 each, the fifth through and including the eleventh of which being in the amount of $350,000 each, and the twelfth and final installment being in the amount of the balance of principle then due hereon. The first such installment is due and payable September 30, 1995, and the remaining installments are due and payable in consecutive order on the last day of each and every succeeding December, March, June and September thereafter until all sums called for hereunder have been paid in full, with the maturity of the final installment (if this Note has not been fully paid or prepaid earlier) being the Final Maturity Date.

       The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the scheduleS attached hereto or any continuation thereof.

       This Note is the Term Note referred to in the Amended and Restated Credit Agreement of even date herewith between the Borrower and the Lender and evidences the Term Loan made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

                                      A-2-1

       This Note represents a renewal, extension, rearrangement and modification of the Prior Term Note.

       This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

                                            TEAM, INC.

                                            By: /s/ JOHN M. SLACK
                                            Name: John M. Slack
                                            Title: Vice President and C.F.O.

                                      A-2-2

                                    EXHIBIT B

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST

                          _____________________, 199__

       TEAM, INC., a Texas corporation (the "BORROWER"), pursuant to the Amended and Restated Credit Agreement dated as of August ____, 1995, between the Borrower and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "LENDER") (the "CREDIT AGREEMENT") hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

[ ]    1.      Revolving Credit Loans:

       (a) Aggregate amount of new Revolving Credit Loans to be $__________- __________;

       (b)     Requested funding date is _________________, 199__;

       (c)     $_____________________ of such borrowings are to be Eurodollar
               Loans;

               $_____________________ of such borrowings are to be Base Rate Loans; and

       (d)     Length of Interest Period for Eurodollar Loans is:

               ______________________.

[ ]    2.      Eurodollar Loan Continuation for Eurodollar Loans maturing on
               ______________________ under the Revolving Credit Note:

       (a) Aggregate amount to be continued as Eurodollar Loans is $_______- ______________________;

       (b) Aggregate amount to be converted to Base Rate Loans is $________- ______________________;

       (c)     Length of Interest Period for continued Eurodollar Loans is
               _______________________________.

                                       B-1

[ ]    3.      Eurodollar Loan Continuation for Eurodollar Loans maturing on
               ______________________ under the Term Note:

       (a) Aggregate amount to be continued as Eurodollar Loans is $_______- ______________________;

       (b) Aggregate amount to be converted to Base Rate Loans is $________- ______________________;

       (c)     Length of Interest Period for continued Eurodollar Loans is
               _______________________________.

[ ]    4.      Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

               Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on ____________________ with an Interest Period of ________________________.

       $_________________________ under the ________________ Revolving Credit
Note, and/or

       $_________________________ under the ________________ Term Note

       Requested funding date:_________________________.

       The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                            TEAM, INC.

                                            By:
                                            Name:
                                            Title:

                                       B-2

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


       The undersigned hereby certifies that he is the ________________ of TEAM, INC., a Texas corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of August ____, 1995 (together with all amendments or supplements thereto being the "AGREEMENT"), between the Borrower and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "LENDER"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

               (a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and to the best of the undersigned's knowledge, are true and correct in all material respects at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Agreement and except for such representations and warranties as are by their express terms limited to a specific date and except as otherwise disclosed to the Lender in writing.

               (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

               (c) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since _________________, except those allowed by the terms of the Agreement or consented to by the Lender in writing.

               (d) Since __________________, no change has occurred, either in any case or in the aggregate, in the business, financial condition or results of operations, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

               (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice

                                       C-1

       or lapse of time (or both) would constitute, an event of default which would permit the acceleration of Debt in excess of $500,000 under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Consolidated Subsidiary.

               (f) Schedule I attached hereto sets forth in reasonable detail computations verifying that the Borrower is in compliance with Sections 9.13, 9.14, 9.15, 9.16 and 9.17 of the Agreement.

       EXECUTED AND DELIVERED this ____ day of ______________.

                                            TEAM, INC.

                                            By:
                                            Name:
                                            Title:

                                       C-2

                                    EXHIBIT E

                          LIST OF SECURITY INSTRUMENTS

1. Guaranty Agreement dated as of August 24, 1995, from Team Environmental Services, Inc.; Teco Manufacturing Inc.; Pipe Repairs, Inc.; Mudco, Inc.; Allstate Vacuum & Tanks, Inc.; New Damon Disposal Company; Hellums Service, Inc.; Elsik, Inc.; Team-Beacon Energy, Inc.; Beacon Services, Inc.; Soil Enrichment, Inc.; Composite Pole Repair, Inc.; USA Public Services, Inc. (formerly Infrastructure Services, Inc.); USA Maintenance and Repair Services, Inc. (formerly Universal Services Co., Inc.); USA Federal Services, Inc. (formerly Universal Federal Services, Inc.); USA Gunite Services, Inc. (formerly General Gunite & Construction Co., Inc.) and Leak Repairs, Inc.

2.     Subrogation and Contribution Agreement

3.     Security Agreements (Accounts, Inventory and Equipment)

       A. Security Agreement (Accounts, Inventory and Equipment) dated as of April 7, 1994, from:

               a.     Team, Inc.
               b.     Team Environmental Services, Inc.
               c.     Other Subsidiaries:

                      (i)    Teco Manufacturing, Inc.
                      (ii)   Pipe Repairs, Inc.
                      (iii)  Mudco, Inc.
                      (iv)   Allstate Vacuum & Tanks, Inc.
                      (v)    New Damon Disposal Company
                      (vi)   Hellums Service, Inc. (No Equipment)
                      (vii)  Elsik, Inc. (No Equipment)
                      (viii) Team-Beacon Energy, Inc.
                      (ix)   Beacon Services, Inc.
                      (x)    Soil Enrichment, Inc.
                      (xi)   Composite Pole Repair, Inc.
                      (xii)  USA Public Services, Inc.
                      (xiii) USA Maintenance and Repair Services, Inc.
                      (xiv)  USA Federal Services, Inc.
                      (xv)   USA Gunite Services, Inc.
                      (xvi)  Leak Repairs, Inc.

                                       E-1

       B. First Amendment and Supplement to Security Agreement (Accounts, Inventory and Equipment) dated as of August 24, 1995, supplementing and amending document no. 3A, from:

               a.     Team, Inc.
               b.     Team Environmental Services, Inc.
               c.     Other Subsidiaries:

                      (i)    Teco Manufacturing, Inc.
                      (ii)   Pipe Repairs, Inc.
                      (iii)  Mudco, Inc.
                      (iv)   Allstate Vacuum & Tanks, Inc.
                      (v)    New Damon Disposal Company
                      (vi)   Hellums Service, Inc. (No Equipment)
                      (vii)  Elsik, Inc. (No Equipment)
                      (viii) Team-Beacon Energy, Inc.
                      (ix)   Beacon Services, Inc.
                      (x)    Soil Enrichment, Inc.
                      (xi)   Composite Pole Repair, Inc.
                      (xii)  USA Public Services, Inc.
                      (xiii) USA Maintenance and Repair Services, Inc.
                      (xiv)  USA Federal Services, Inc.
                      (xv)   USA Gunite Services, Inc.
                      (xvi)  Leak Repairs, Inc.

4.     Financing Statements relating to Document No. 3

               a.     Team, Inc.
               b.     Team Environmental Services, Inc.
               c.     Teco Manufacturing, Inc.
               d.     Pipe Repairs, Inc.
               e.     Mudco, Inc.
                      (i)    Allstate Vacuum & Tanks, Inc.
               f.     New Damon Disposal Company
               g.     Hellums Service, Inc.
               h.     Elsik, Inc.
               i.     Team-Beacon Energy, Inc.
               j.     Beacon Services, Inc.
               k.     Soil Enrichment, Inc.
               l.     Composite Pole Repair, Inc.
               m.     USA Public Services, Inc.
               n.     USA Maintenance and Repair Services, Inc.
               o.     USA Federal Services, Inc.

                                       E-2

               p.     USA Gunite Services, Inc.
               q.     Leak Repairs, Inc.

5.     Security Agreement (Pledge) -- from Team, Inc.

       A. Security Agreement (Pledge) dated as of April 7, 1994, from Team, Inc. covering stock of:

               a.     Team Environmental Services, Inc.
               b.     Teco Manufacturing, Inc.
               c.     Pipe Repairs, Inc.
               d.     Mudco, Inc.
               e.     Hellums Service, Inc.
               f.     Elsik, Inc.
               g.     Team-Beacon Energy, Inc.
               h.     Soil Enrichment, Inc.
               i.     Composite Pole Repair, Inc.
               j.     USA Public Services, Inc.
               k.     Leak Repairs, Inc.

       B. First Amendment and Supplement to Security Agreement (Pledge) dated as of August 24, 1995, from Team, Inc., amending and supplementing document no. 5A.

6. Assignments Separate from Stock Certificate relating to Document No. 5, together with related Stock Certificates

               a.     Team Environmental Services, Inc.
               b.     Teco Manufacturing, Inc.
               c.     Pipe Repairs, Inc.
               d.     Mudco, Inc.
               e.     Hellums Service, Inc.
               f.     Elsik, Inc.
               g.     Team-Beacon Energy, Inc.
               h.     Soil Enrichment, Inc.
               i.     Composite Pole Repair, Inc.
               j.     USA Public Services, Inc.
               k.     Leak Repairs, Inc.

7.     Security Agreement (Pledge) -- from certain Subsidiaries

       A.     Security Agreement (Pledge) dated April 7, 1994, from:

                                       E-3

              a.     Mudco, Inc., covering stock of Allstate Vacuum & Tanks,
                     Inc.

              b. Team-Beacon Energy, Inc., covering the stock of Beacon Services, Inc.

              c.     USA Public Services, Inc., covering the stock of:

                     (i)    USA Maintenance and Repair Services, Inc.
                     (ii)   USA Gunite Services, Inc.

              d. Allstate Vacuum & Tanks, Inc., covering the stock of New Damon Disposal Company

              e. USA Maintenance and Repair Services, Inc., covering the stock of USA Federal Services, Inc.

       B. First Amendment and Supplement to Security Agreement (Pledge) dated as of August 24, 1995, amending and supplementing document no. 7A, from:

              a.     Mudco, Inc., covering stock of Allstate Vacuum & Tanks,
                     Inc.

              b. Team-Beacon Energy, Inc., covering the stock of Beacon Services, Inc.

              c.     USA Public Services, Inc., covering the stock of:

                     (i)    USA Maintenance and Repair Services, Inc.
                     (ii)   USA Gunite Services, Inc.

              d. Allstate Vacuum & Tanks, Inc., covering the stock of New Damon Disposal Company

              e. USA Maintenance and Repair Services, Inc., covering the stock of USA Federal Services, Inc.

8. Assignments Separate from Stock Certificate relating to Document No. 7, together with related Stock Certificates

              a.     Mudco, Inc., covering stock of Allstate Vacuum & Tanks,
                     Inc.

              b. Team-Beacon Energy, Inc., covering the stock of Beacon Services, Inc.

              c.     USA Public Services, Inc., covering the stock of:

                     (i)    USA Maintenance and Repair Services, Inc.

                                       E-4

                     (ii)   USA Gunite Services, Inc.

              d. Allstate Vacuum & Tanks, Inc., covering the stock of New Damon Disposal Company

              e. USA Maintenance and Repair Services, Inc., covering the stock of USA Federal Services, Inc.

9.     Assignment of Key Man Life Insurance Policy

                                       E-5

                                    EXHIBIT F

                                   GUARANTORS


TEAM ENVIRONMENTAL SERVICES, INC., a Texas corporation

TECO MANUFACTURING, INC., a Texas corporation

PIPE REPAIRS, INC., a Texas corporation

MUDCO, INC., a Texas corporation

ALLSTATE VACUUM & TANKS, INC., a Texas corporation

NEW DAMON DISPOSAL COMPANY, a Texas corporation

HELLUMS SERVICE, INC., a Texas corporation

ELSIK, INC., a Texas corporation

TEAM-BEACON ENERGY, INC., a Texas corporation

BEACON SERVICES, INC., an Oklahoma corporation

SOIL ENRICHMENT, INC., a Texas corporation

COMPOSITE POLE REPAIR, INC., a Texas corporation

USA PUBLIC SERVICES, INC. (formerly Infrastructure Services, Inc.)

USA MAINTENANCE AND REPAIR SERVICES, INC. (formerly Universal Services Co.,
Inc.)

USA FEDERAL SERVICES, INC. (formerly Universal Federal Services, Inc.)

USA GUNITE SERVICES, INC. (formerly General Gunite & Construction Co., Inc.)

LEAK REPAIRS, INC., a Delaware corporation

                                       F-1

                                 SCHEDULE 7.03

                                   LITIGATION

                                      NONE


                                  SCHEDULE 7.14

                          SUBSIDIARIES AND PARTNERSHIPS

SUBSIDIARIES

Team Environmental Services, Inc., a Texas corporation

Teco Manufacturing, Inc., a Texas corporation

Pipe Repairs, Inc., a Texas corporation

Mudco, Inc., a Texas corporation

Allstate Vacuum & Tanks, Inc., a Texas corporation

New Damon Disposal Company, a Texas corporation

Hellums Service, Inc., a Texas corporation

Elsik, Inc., a Texas corporation

Team-Beacon Energy, Inc., a Texas corporation

Beacon Services, Inc., an Oklahoma corporation

Soil Enrichment, Inc., a Texas corporation

Composite Pole Repair, Inc., a Texas corporation

First America Capital Corporation, a Texas corporation

Portales 801, Inc., a Texas corporation

Pensacola 801, Inc., a Texas corporation

Ft. Bragg 801, Inc., a Texas corporation

Ft. Stewart 801, Inc., a Texas corporation

First America Development Corporation, a Texas corporation

USA Public Services, Inc. (formerly Infrastructure Services, Inc.), a Texas corporation

USA Maintenance and Repair Services, Inc. (formerly Universal Services Co., Inc.), a Texas corporation

                                       1

USA Federal Services, Inc. (formerly Universal Federal Services, Inc.), a Texas corporation

USA Gunite Services, Inc. (formerly General Gunite & Construction Co., Inc.), an Alabama corporation

Leak Repairs, Inc., a Delaware corporation

  *Texas Lite & Barricade, Inc. (formerly Universal Texas Lite and Barricade,
   Inc.), a Texas corporation

  *USA Water Consulting Services, Inc. (formerly Water Company of America), a
   Texas corporation

  *USA Concrete Restoration Services, Inc. (formerly Epoxy Design Systems,
   Inc.), a Texas corporation

*THESE SUBSIDIARIES WILL BE DISSOLVED OR MERGED OUT OF EXISTENCE WITHIN 90 DAYS FROM AND AFTER THE CLOSING DATE

                                        2

                                  SCHEDULE 7.16

                                    DEFAULTS

A subsidiary of the Company, Ft. Stewart 801, Inc., was committed, pursuant to an agreement with the United States Army Corps of Engineers (the "Corps"), to construct a 200 unit federal housing project near the Ft. Stewart Military Reservation located in Hinesville, Georgia. Construction of this project never commenced as a result of extensive delays in obtaining easements, licenses and permits necessary in order to develop the project. In fiscal 1993, the Company filed a Claim and Request for Change Order with the Corps for additional costs and expenses incurred as a result of these delays, which is presently being appealed to the United States Armed Services Board of Contract Appeals. During fiscal 1994, the Corps terminated the Agreement allegedly as a result of Ft. Stewart 801, Inc.'s default, thereby cancelling the project. In February 1994, the Company separately appealed the Corps' decision to terminate the Agreement, again with the United States Armed Services Board of Contract Appeals.

                                  SCHEDULE 7.19

                                    INSURANCE

Separately delivered by Borrower to Lender


                                  SCHEDULE 7.22

                               MATERIAL AGREEMENTS

1) Asset Purchase Agreement dated April 10, 1995 by and between Hellums Services, Inc. and Hellums Services II, Inc.

2) Asset Purchase Agreement dated April 10, 1995 by and Between Elsik, Inc. and Elsik II, Inc.

                                  SCHEDULE 9.01

                                      DEBT
                                                              OUTSTANDING AS OF
                                                                JULY 31, 1995
                                                              -----------------
1.     Certificates of Participation related to the              $39,253,420
       Construction of the Federal Section 801
       Housing Projects

2.     Sterling Bank Corp.                                        $1,533,929

3.     Finova Capital Corp. (capitalized leases                     $190,454
       covering various computer equipment)

4.     Mobile Modular Management Corp. (building                     $45,486
       improvements at 1019 S. Hood Street, Alvin,
       Texas

                                  SCHEDULE 9.02

                                      LIENS

1. Mortgages and/or Deeds of Trust in favor of Bank of America, as Trustee for Holders of Certificates of Participation, securing properties held by Ft. Bragg 801, Inc., Pensacola 801, Inc. and Portales 801, Inc., as assigned to U.S. Trust Company of New York, as successor Trustee.

2. Lien in favor of Sterling Bank securing certain property at Team, Inc.'s manufacturing and training facilities in Alvin, Texas.

                                  SCHEDULE 9.03

                         INVESTMENTS, LOANS AND ADVANCES
NONE